Contact:     Paul Coghlan                               5:00 EDT
             Vice President, Finance                    Tuesday, April 19, 2005
             (408) 432-1900                             US1


LINEAR TECHNOLOGY REPORTS INCREASED QUARTERLY REVENUES AND PROFITS OVER THE PRIOR YEAR'S QUARTER. CURRENT REVENUES INCLUDE ROYALTY REVENUE OF $40 MILLION.


         Milpitas, California, April 19, 2005, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that total revenue for its third quarter ended April 3, 2005, was $290,734,000, an increase of 39% over revenue of $209,133,000 for the third quarter of the previous year. Included in the current quarter's revenue is royalty revenue of $40,000,000, which represents past royalties receivable under terms of a settlement and license agreement with another company. Linear Technology expects to earn further royalties, dependent on sales of licensed products, quarterly from July 2005 through June 2013. Such ongoing quarterly royalty revenue is not expected to be material to each individual quarter's total revenue. The Company also reported net income for the quarter of $121,633,000 or $0.39 diluted earnings per share, an increase of 42% from $85,549,000 or $0.27 diluted earnings per share reported for the third quarter of last year. The current quarter net income has been reduced by various expenses related to royalty revenue. During the quarter, the Company's cash and short-term investments increased by $5.2 million, net of spending $57.8 million to purchase 1,532,770 shares of common stock. A cash dividend of $0.10 per share will be paid on May 18, 2005 to stockholders of record on April 29, 2005

         According to Lothar Maier, CEO, "Linear Technology completed a solid quarter, further enhanced by the settlement and license agreement. Product sales were similar to last quarter, whereas bookings improved slightly during the quarter. The Company continues to be cash flow positive and profitable as evidenced by the 42% return on sales.

         The license agreement confirms the strength of our intellectual property. We continue to lead the market with high performance analog technology and innovative products.

         With regard to the upcoming quarter, these continue to be challenging times to forecast. Many customers are cautious given the general concerns in the macroeconomic environment. We expect end demand to be relatively stable with bookings increasing slightly over the prior quarter. Additional royalty revenue under the license agreement does not commence until the September quarter. However, we expect sequential product revenues in the June quarter to increase 2% to 3% over the quarter just ended. Consequently, we expect total revenue in the range of $255 million to $258 million."

         Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated growth of our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general conditions in the world economy and financial markets and other factors described in our 10-K for the fiscal year ended June 27, 2004.

         Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, April 20, 2005 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (719) 457-2679 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from April 20 through April 26, 2005. You may access this post view by calling (719) 457-0820 and entering reservation #7411195. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of April 20, 2005 until the third quarter earnings release next year.

         Linear Technology Corporation was founded in 1981 as a manufacturer of high performance linear integrated circuits. Linear Technology products include high performance amplifiers, comparators, voltage references, monolithic filters, linear regulators, DC-DC converters, battery chargers, data converters, communications interface circuits, RF signal conditioning circuits, and many other analog functions. Applications for Linear Technology's high performance circuits include telecommunications, cellular telephones, networking products such as optical switches, notebook and desktop computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems.

         For  further  information  contact  Paul  Coghlan at Linear  Technology
Corporation,   1630  McCarthy  Blvd.,  Milpitas,  California  95035-7417,  (408)
432-1900.


                                                   LINEAR TECHNOLOGY CORPORATION
                                                 CONSOLIDATED STATEMENTS OF INCOME
                                              (In thousands, except per share amounts)
                                                            (unaudited)

                                                                    Three Months Ended                       Nine Months Ended
                                                               ----------------------------            -----------------------------
                                                               April 3,           March 28,            April 3,            March 28,
                                                                 2005                2004                2005                2004
                                                               --------            --------            --------            --------
Net sales                                                      $250,734            $209,133            $753,883            $569,231
Royalty revenue                                                  40,000                --                40,000                --
                                                               --------            --------            --------            --------
   Total revenue                                                290,734             209,133             793,883             569,231
                                                               --------            --------            --------            --------

Cost of sales                                                    56,600              47,596             165,329             132,782
                                                               --------            --------            --------            --------

    Gross profit                                                234,134             161,537             628,554             436,449
                                                               --------            --------            --------            --------

Expenses:

    Research & development                                       36,002              26,633              99,049              75,960

    Selling, general and administrative                          32,172              20,553              81,551              57,364
                                                               --------            --------            --------            --------

                                                                 68,174              47,186             180,600             133,324
                                                               --------            --------            --------            --------

    Operating income                                            165,960             114,351             447,954             303,125

    Interest income, net                                          7,802               6,140              20,514              19,909
                                                               --------            --------            --------            --------

Income before income taxes
                                                                173,762             120,491             468,468             323,034

Provision for income taxes                                       52,129              34,942             140,541              93,679
                                                               --------            --------            --------            --------

Net income                                                     $121,633            $ 85,549            $327,927            $229,355
                                                               ========            ========            ========            ========

Basic earnings per share                                       $   0.39            $   0.27            $   1.07            $   0.73
                                                               ========            ========            ========            ========

Shares used in the calculation of basic
     earnings per share                                         307,960             311,993             307,811             312,924
                                                               ========            ========            ========            ========

Diluted earnings per share                                     $   0.39            $   0.27            $   1.04            $   0.71
                                                               ========            ========            ========            ========

Shares used in the calculation of diluted
     earnings per share                                         315,617             321,507             316,452             322,614
                                                               ========            ========            ========            ========


                          LINEAR TECHNOLOGY CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                    April 3,          June 27,
                                                      2005              2004
                                                  (unaudited)        (audited)
                                                  -----------       -----------

ASSETS

Current assets:
     Cash, cash equivalents and
        short-term investments                    $ 1,737,129       $ 1,656,540

     Accounts receivable, net of
        allowance for doubtful
        accounts of $1,713 ($1,762
        at June 27, 2004)                             112,485            79,142

     Inventories                                       32,645            32,704

     Deferred tax assets and other
        current assets                                104,095            63,709
                                                  -----------       -----------

     Total current assets                           1,986,354         1,832,095
                                                  -----------       -----------

Property, plant & equipment, net                      218,337           201,080
Other non current assets                               53,035            54,528
                                                  -----------       -----------


Total assets                                      $ 2,257,726       $ 2,087,703
                                                  ===========       ===========

                                                    April 3,          June 27,
                                                      2005              2004
                                                  (unaudited)         (audited)
                                                  -----------       -----------

LIABILITIES & STOCKHOLDERS ' EQUITY

Current liabilities:
   Accounts payable                               $    12,293       $    14,410

   Accrued income taxes, payroll &
      other accrued liabilities                       136,539           146,342

   Deferred income on shipments
      to distributors                                  43,607            41,862
                                                  -----------       -----------

        Total current liabilities                     192,439           202,614
                                                  -----------       -----------

Deferred tax and other long-term
   liabilities                                         70,826            74,484

Stockholders' equity:

   Common stock                                       907,869           815,472

   Retained earnings                                1,089,901           997,593
   Accumulated other comprehensive
      income                                           (3,309)           (2,460)
                                                  -----------       -----------
        Total stockholders' equity                  1,994,461         1,810,605
                                                  -----------       -----------
                                                  $ 2,257,726       $ 2,087,703
                                                  ===========       ===========